UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2022
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
OPKO Health, Inc., a Delaware corporation (the “Company”), and BioReference Health, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (formerly BioReference Laboratories, Inc. “BioReference”), entered into (i) a Settlement Agreement, effective July 14, 2022, with the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services (“OIG-HHS”), and the Defense Health Agency, acting on behalf of the TRICARE Program (collectively, the “United States”), the Commonwealth of Massachusetts (the “Commonwealth”), the State of Connecticut, (“Connecticut”), and the relator identified therein (“Relator”), and (ii) a Corporate Integrity Agreement, effective July 14, 2022 (the “CIA”), with the OIG-HHS, to resolve the investigation and related civil action concerning alleged fee-for-service claims for payment to the Medicare Program, the Medicaid Program, and the TRICARE Program (collectively, the “Federal Health Care Programs”).
Under the Settlement Agreement, the Company and BioReference admitted only to having made payments to certain physicians and physicians’ groups for office space rentals for amounts that exceeded fair market value, and that it did not report or return any such overpayments to the Federal Health Care Programs (the “Covered Conduct”). The Covered Conduct had commenced prior to the Company’s acquisition of BioReference in 2015, which the Company and BioReference identified in internal audits conducted in 2017 and 2019. With the exception of the Covered Conduct, the Company and BioReference expressly deny the allegations of the Relator as set forth in her civil action. The Company has agreed to pay a total of $10,000,000 plus accrued interest from September 24, 2021 at a rate of 1.5% per annum (the “Settlement Amount”). The Settlement Amount consists of $9,853,958 payable to the United States, $141,041 payable to the Commonwealth and $5,001 payable to Connecticut, in each case plus interest and payable no later than July 24, 2022. Conditioned upon payment of the Settlement Amount, the United States, the Commonwealth and Connecticut have agreed to release the Company and BioReference from any civil or administrative monetarily liability arising from the Covered Conduct. Upon payment of the Settlement Amount and the amount due under a separate agreement with the Relator, the Relator has agreed to release the Company and BioReference from any and all claims and potential claims. Further, in consideration of the obligations of the Company and BioReference in the Settlement Agreement and the CIA, the OIG-HHS has agreed to release and refrain from instituting any administrative action seeking to exclude the Company or BioReference from participating in Medicare, Medicaid or other Federal health care programs as a result of the Covered Conduct.
Under the CIA, which has a term of 5 years, BioReference is required to, among other things: (i) maintain a Compliance Officer, a Compliance Committee, board review and oversight of certain federal healthcare compliance matters, compliance programs, and disclosure programs; (ii) provide management certifications and compliance training and education; (iii) establish written compliance policies and procedures to meet federal health care program requirements; (iv) create procedures designed to ensure compliance with the Anti-Kickback Statute and/or Stark Law; (v) engage an independent review organization to conduct a thorough review of BioReference’ s systems, policies, processes and procedures related to certain arrangements; (vi) implement a risk assessment and internal review process; (vii) establish a disclosure program for whistleblowers; and (viii) report or disclose certain events and physician payments. The Company’s or BioReference’s failure to comply with its obligations under the CIA could result in monetary penalties and the exclusion from participation in Federal Health Care Programs. The CIA does not apply to any of the Company’s subsidiaries other than BioReference, and its scope is generally limited to “focus arrangements”, which are those “arrangements” (as defined in the CIA) (i) between BioReference and any actual source or recipient of health care business or referrals and involves, directly or indirectly, the offer, payment, or provision of anything of value, or (ii) is between BioReference and any physician (or a physician’s immediate family member). Most of these measures have already been implemented at BioReference. Following its acquisition of BioRerefence, the Company and BioReference implemented robust compliance measures that substantially align with those actions required under the CIA.
The foregoing description of the Settlement Agreement and the CIA is only a summary and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.
On July 14, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a summary of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting and the corresponding votes.
1. All thirteen nominees were elected to the Board of Directors with each director receiving votes as follows:

Election of Directors	For	Withheld	Broker Non-Votes

Phillip Frost, M.D.	346,445,817	84,980,968	97,999,906
Jane H. Hsiao, Ph.D.	332,412,437	99,014,347	97,999,906
Steven D. Rubin	323,992,168	107,434,616	97,999,906
Elias A. Zerhouni, M.D.	364,910,176	66,516,609	97,999,906
Jon R. Cohen , M.D.	335,019,949	96,406,835	97,999,906
Gary J. Nabel, M.D., Ph.D.	368,161,695	63,265,089	97,999,906
Alexis Borisy	304,302,351	127,124,433	97,999,906
Richard M. Krasno, Ph.D.	374,406,829	57,019,955	97,999,906
Prem A. Lachman, M.D.	374,341,432	57,085,352	97,999,906
Roger J. Medel, M.D.	374,109,296	57,317,488	97,999,906
John A. Paganelli	345,249,107	86,177,677	97,999,906
Richard C. Pfenniger, Jr.	395,537,060	35,889,724	97,999,906
Alice Lin-Tsing Yu, M.D., Ph.D.	408,617,483	22,809,301	97,999,906

2. The stockholders voted to approve, on a non-binding advisory basis, the compensation of the named executive officers of the Company as disclosed in the Company’s 2022 Proxy Statement for the Annual Meeting. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

402,336,412	28,153,806	936,566	97,999,906

3. The stockholders voted to amend the OPKO Health, Inc. 2016 Equity Incentive Plan to increase the number of shares issuable thereunder from 30,000,000 to 60,000,000. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

297,094,646	133,594,936	737,202	97,999,906

4. The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

522,909,259	5,802,347	715,084	—

No other matters were considered or voted upon at the meeting.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Settlement Agreement, dated July 14, 2022, by and among OPKO Health, Inc., BioReference Health, LLC, the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, and the Defense Health Agency, acting on behalf of the TRICARE Program, the Commonwealth of Massachusetts, the State of Connecticut and Jean Marie Crowley.

10.2
Corporate Integrity Agreement, dated July 14, 2022, by and among OPKO Health, Inc., BioReference Health, LLC and the Office of Inspector General of the United States Department of Health and Human Services.

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: July 15, 2022	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration